UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported): December 10, 2003



                            INTERACTIVE GROUP, INC.
                            -----------------------
             (Exact name of registrant as specified in its charter)


             Delaware                  0-21898             46-0408024
             --------                  -------             ----------
   (State or other jurisdiction      (Commission        (I.R.S. Employer
        of incorporation)            File Number)      Identification No.)




              204 North Main Street, Humboldt, SD            57035
              -------------------------------                -----
            (Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code: (605) 363-5117



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On December 10, 2003, InterActive Group, Inc., a Delaware corporation ("Registrant"), and Arrowhead Research Corporation, a California corporation "Arrowhead Research", announced the execution of a Stock Purchase and Exchange Agreement (the "Exchange Agreement"). Subject to the satisfaction of a number of conditions precedent set forth therein, the Exchange Agreement the Letter of Intent contemplates the completion of several transactions that, if consummated, would result in a change in control of Registrant. The announcement was made by means of a press release dated December 12, 2003, that describes in more detail the terms and conditions of the Exchange Agreement. A copy of the press release is attached hereto and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

               99.1  -  Press release dated December 12, 2003




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INTERACTIVE GROUP, INC.


Date:  December 15, 2003                    By:__________________________
                                            Robert J. Stahl, President





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